Exhibit 31.2

Certification Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended

I, Shalini Sharp, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Agenus Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 8, 2012	/S/ SHALINI SHARP
Shalini Sharp
Chief Financial Officer